DATED JUNE 25, 2002

BETWEEN

NU SKIN ENTERPRISES, INC.

(as Vendor)

AND

DATUK MOHD NADZMI BIN MOHD SALLEH

(as Purchaser)

SALE & PURCHASE AGREEMENT
(in respect of 500,001 ordinary shares of RM1.00 each
in NU SKIN MALAYSIA HOLDINGS SDN. BHD.)

KHAW & PARTNERS

ADVOCATES & SOLICITORS

KUALA LUMPUR

     THIS AGREEMENT is entered into this 25th day of June 2002 to be effective as of 28th day of September 2001

BETWEEN

NU SKIN ENTERPRISES, INC. (Registration No. 2659781), a company incorporated in the State of Delaware, United States of America and having its principal place of business at 75 West Center Street, Provo, Utah 84601, United States of America of the one part

AND

DATUK MOHD NADZMI BIN MOHD SALLEH (NRIC No. 540501-03-5293) of No. 36-1, Jalan PJU8/5B, Perdana Business Centre, Bandar Damansara Perdana, 47820 Petaling Jaya, Selangor Darul Ehsan of the other part.

     WHEREAS:-

I.

By a Sale and Purchase Agreement dated 17th August 2001 as varied by the Supplemental Agreement dated 28th September 2001 between the VENDOR and the PURCHASER, the VENDOR has agreed to sell and the PURCHASER has agreed to purchase an aggregate of 500,001 (Five Hundred Thousand and One) Ordinary NSMH Shares upon the terms and subject to the conditions contained therein the 2(Two) agreements.

II.

The sale and purchase of the Ordinary NSMH Shares pursuant to the 2(Two) agreements referred to in Recital I has been completed on 28th September 2001 and the PURCHASER is currently the registered and beneficial owner of an aggregate of 500,001 (Five Hundred Thousand and One) Ordinary NSMH Shares.

III.

As stated in the Supplemental Agreement referred to in Recital I above, the VENDOR was in discussions with LEMBAGA TABUNG ANGKATAN TENTERA with a view of its being a Malaysian Bumiputera investor in NSMH for 20%(Twenty percent) of NSMH’s enlarged issued share capital.

IV.

LEMBAGA TABUNG ANGKATAN TENTERA has subsequently informed the VENDOR that it is unable, due to its commitments, to invest in NSMH. Accordingly, so as to ensure NSMY’s compliance of the conditions imposed by the Controller of Direct Sales of the MDTCA vide its letter dated 12th September 2001 bearing reference KPDN(DN)(JL)8/6/1-935Jld5(3) to NSMY, the VENDOR is willing to convert 500,001(Five Hundred Thousand and One) ICPS into 500,001(Five Hundred Thousand and One) Ordinary NSMH Shares for divestment to the PURCHASER.

VI.

The PURCHASER wishes to complete the purchase and the VENDOR is willing to complete the sale to the PURCHASER, the Sale Shares on a willing buyer and willing seller basis at the Purchase Price upon the terms and subject to the conditions hereinafter appearing.

     NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS &INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires, the following expressions shall have the meanings set forth opposite such expressions:-

"Completion"	the completion in accordance with the provisions of this Agreement of the sale by the VENDOR and the purchase by the PURCHASER of the Sale Shares

"Effective Date"	28th September 2001

"ICPS"	an irredeemable convertible non voting preference share having a par value of RM1.00 (Ringgit One) each in NSMH

"Indebtedness"	the Purchase Price and all interest accrued thereon or any part thereof remaining unpaid by the PURCHASER from time to time to the VENDOR

"MDTCA"	Ministry of Domestic Trade &Consumer Affairs

"NSMY"	NU SKIN (MALAYSIA) SDN. BHD. (Company No. 402787-V), a company incorporated in Malaysia under the Companies Act 1965 and having its registered address at c/o 6th Floor, Menara Boustead, No. 69,

"NSMH"

NU SKIN MALAYSIA HOLDINGS SDN. BHD. (Company No. 552189-P), a company incorporated in Malaysia under the Companies Act 1965 and having its registered address at c/o 6th Floor, Menara Boustead,No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur

"Ordinary NSMY Share"	an ordinary share having a par value of RM1.00 (Ringgit One) in NSMY

"Ordinary NSMH Share"	an ordinary share having a par value of RM1.00 (Ringgit One) in NSMH

"Parties"	: the VENDOR and the PURCHASER

"Party”	either of the Parties

"PURCHASER"	DATUK MOHD NADZMI BIN MOHD SALLEH (NRIC No. 540501-03-5293) above described

"Purchase Price"	RM9,366,000.00 (Ringgit Nine Million Three Hundred and Sixty Six Thousand)

"Sales Shares"	500,001 (Five Hundred Thousand and One) Ordinary NSMH Shares to be held by the VENDOR as the beneficial owner thereof following the conversion of ICPS referred to in Recital IV (A)

"VENDOR"	: NU SKIN ENTERPRISES, INC. (Registration No. 2659781) above described

1.2	Interpretation

1.2.1

The Annexures hereto shall be taken, read and construed as essential parts of this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be taken, read and construed as essential parts of this Agreement.

1.2.2

All references to Annexures, Recitals and Clauses are to be construed as references to the annexures, recitals and clauses of this Agreement. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. All references to this Agreement include this Agreement as amended or modified from time to time by written agreement between the Parties. All references to a natural person shall include such person’s heirs, personal representatives, successors-in-title and permitted assigns. All references to a company shall include such company’s successors-in-title and permitted assigns.

1.2.3

Except where the context otherwise requires, words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; words importing the singular number shall include the plural number and vice versa.

1.2.4

Where two or more persons or parties are included or comprised in any expression, agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons shall, unless otherwise provided herein, be deemed to be made by and be binding upon such persons jointly and severally.

1.2.5

In computing time for the purposes of this Agreement, unless the contrary intention appears, a period of days from the happening of an event or the doing of any act or thing shall be deemed to be exclusive of the day on which the event happens or the act or thing is done and if the last day of the period is a weekly or public holiday, the period shall include the next following day which is not a weekly or public holiday.

2.	AGREEMENT FOR SALE &PURCHASE OF THE SALE SHARES

     The VENDOR (as the beneficial owner of the Sale Shares) confirms its sale to the PURCHASER and the PURCHASER confirms his purchase from the VENDOR with effect from the Effective Date and on a willing buyer and willing seller basis, the Sale Shares at the Purchase Price and upon the terms and conditions herein set forth:-

2.1	free from all charges, liens, equities, third party interest or other encumbrances whatsoever; and

2.2

with all rights, benefits and advantages attached thereto including all dividends and other distributions which may be declared, made or paid in respect of the Sale Shares subsequent to the Completion Date.

3.	COMPLETION OF THE SALE &PURCHASE OF SALE SHARES

3.1	Completion Date

Completion of the sale and purchase hereunder of the Sale Shares shall take place on a date stipulated by the VENDOR and occurring within 30 (Thirty) days from the date of the execution of this Agreement at Khaw &Partners’office at 6th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur (or such other place acceptable to the PURCHASER as the VENDOR may nominate.

3.2	VENDOR’s obligations on Completion

Unless the Parties otherwise agree in writing, the VENDOR shall, at Completion:-

3.2.1	convert 500,001(Five Hundred Thousand and One) ICPS in NSMH held by the VENDOR into 500,001 (Five Hundred Thousand and One) Ordinary NSMH Shares; and

3.2.2	cause NSMH to issue directly to the PURCHASER, such number of Ordinary NSMH Shares (as converted) as is equivalent to the Sale Shares.

3.3	Other acts &things

The VENDOR shall also execute and do, all such other documents, acts and things (if any) as the PURCHASER may reasonably require of the VENDOR to perfect the right, title and interest of the PURCHASER in and to the Sale Shares.

3.4	No Partial Completion

Unless the VENDOR otherwise agrees in writing:-

3.4.1

the PURCHASER shall not be entitled to complete the purchase of some only of the Sale Shares and the failure by the PURCHASER to complete the purchase hereunder of any number of the Sale Shares shall accordingly be construed as a failure to complete in respect of all of the Sale Shares; and

3.4.2	the VENDOR shall be entitled, notwithstanding any provisions to the contrary herein, to terminate this Agreement if the PURCHASER fails to complete the purchase of all of the Sale Shares.

4.	PURCHASE PRICE

4.1	Deferred Payment of the Purchase Price

4.1.1	At the request of the PURCHASER, the VENDOR agrees:-

i)	to defer payment by the PURCHASER of the Purchase Price so long as the PURCHASER holds the Sale Shares as the registered holder and beneficial owner thereof following Completion; and

ii)	to the application by the PURCHASER of all dividends and other cash distributions (if any) made by NSMH from time to time towards payment of the Indebtedness.

4.1.2	The PURCHASER agrees and undertakes with the VENDOR that the PURCHASER shall:-

i)

pay the Indebtedness to the VENDOR upon demand by the VENDOR in the event that following Completion, the PURCHASER ceases to hold, as the registered holder and beneficial owner thereof, any of the Sale Shares; and

ii)

until the Indebtedness shall be paid in full by the PURCHASER to the VENDOR, direct and authorise NSMH to pay directly to the VENDOR, all such dividends and other cash distributions (if any) as are payable by NSMH to the PURCHASER.

4.1.3

If on the date of the 4th(Forth) anniversary of the Effective Date, all of the Indebtedness shall not have been paid by the PURCHASER to the VENDOR, then subject to the application prior thereto by the PURCHASER of all dividends and other cash distributions paid by NSMH to the PURCHASER, the VENDOR shall waive its right to payment by the PURCHASER of all such balance of the Indebtedness as may then remain unpaid by the PURCHASER to VENDOR.

4.2	Interest

4.2.1

The PURCHASER shall pay to the VENDOR, interest on such part of the Purchase Price remaining unpaid from time to time at the rate of 2%(Two Percent) per annum above the prevailing Base Lending Rate of MALAYAN BANKING BERHAD calculated from the due date for payment of the Purchase Price and until the date of full payment thereof.

4.2.2

The PURCHASER agrees that any payment made by or on behalf of the PURCHASER towards payment of the Indebtedness shall firstly be utilised towards settlement of the interest charged pursuant to Clause 4.2.1.

4.3	Indebtedness as debt

The PURCHASER acknowledges that such part of the Indebtedness as remains unpaid from time to time by the PURCHASER to the VENDOR shall constitute a valid debt payable by the PURCHASER to the VENDOR in accordance with the provisions hereof and all such other documents as may be agreed upon by the Parties with or without others.

4.4	Security

Until the full payment of Indebtedness to the VENDOR, the PURCHASER shall create in favour of and grant to the VENDOR and/or the VENDOR’s nominee, such security interest (including a charge) and powers and rights over inter alia the Sale Shares and execute and perfect such security documentation (including a memorandum of charge in such terms and conditions acceptable to the VENDOR) as the VENDOR may require to secure the payment of the Indebtedness.

4.5	Certificate

A certificate duly signed by the VENDOR stating the amount of the Indebtedness payable by the PURCHASER to the VENDOR from time to time and at any time shall be final, conclusive and binding on the PURCHASER and shall not, in the absence of manifest error, be questioned on any account.

5.	PARTIES’RESPECTIVE WARRANTIES

5.1	VENDOR’s Warranties

The VENDOR hereby represents and warrants to the PURCHASER that the Sale Shares are free from all charges, liens, equities, third party interest or other encumbrances whatsoever.

5.2	PURCHASER’s Warranties

The PURCHASER hereby represents and warrants to the PURCHASER that:-

5.2.1	he is not a bankrupt and has not committed any act of bankruptcy;

5.2.2	he has not committed any criminal offence;

5.2.3

the PURCHASER and his legal, financial and other advisors (if any) have the financial and business experience to make an informed decision for an investment and acquisition of the Sale Shares and the PURCHASER together with such advisors has evaluated the feasibility and associated risks of an acquisition of or investment in the Sale Shares;

5.2.4

the PURCHASER and his legal, financial and other advisors (if any) have had ample opportunity to investigate the proposed business of NSMH and NSMY and to review all relevant documents and to ask all such questions of such persons and representatives of the VENDOR as the PURCHASER and its advisors consider necessary for purposes of making an informed decision for an investment in and acquisition of the Sale Shares;

5.2.5	the PURCHASER has determined on the basis of his own investigation that the Purchase Price is fair and a reasonable valuation of the Sale Shares; and

5.2.6

except for the representations and warranties contained in this Agreement, the PURCHASER is not relying on any representation or warranty (whether given by the VENDOR or otherwise) in making his decision to invest in and to acquire the Sale Shares.

5.2.7

that the PURCHASER is purchasing the Sale Share for his own account, for investment purposes only, not for the account of any other person and not with a view to the distributions, assignment or resale thereof to others.

5.3	Subsistence of warranties

The representations, warranties and agreements given or made by the respective Parties under this Agreement shall remain in full force and effect and shall continue to subsist hereafter notwithstanding Completion which will take place on the basis of the statements made herein.

5.4	Breach of warranty before Completion

If prior to Completion, any of the representations and warranties on the part of a Party have not been carried out or complied with or are in any material respects untrue or incorrect (and in respect of any breach which is capable of remedy, such Party have failed to remedy such breach within 14(Fourteen) days after the other Party’s written notice to the first mentioned Party requiring the same to be remedied) the second mentioned Party shall be entitled by notice in writing to the first mentioned Party to terminate this Agreement (without prejudice to the second mentioned Party’s rights and remedies at law and hereunder in respect of the first Party’s misrepresentation and/or breach of warranty).

6.	NOTICES

6.1	Written notices

Any notice or request with reference to this Agreement shall be in writing signed by the Party by whom it is served or by its solicitors and shall be deemed to be sufficiently served or given for all purposes herein on the Party to whom it is served if it is left by hand at or sent by commercial courier, registered post or facsimile (with copy by hand or commercial courier or ordinary or registered post) to (as applicable) the address of the Party to whom it is sent as set out below or the registered office for the time being of such Party or such other address as one Party may from time to time notify to the other Party in writing.

6.1.1	to the VENDOR

NU SKIN ENTERPRISES , INC. 75 West Center Street Provo, Utah 84601, United States of America Attn: General Counsel Facsimile Number: (801) 345 5999

6.1.2	to the PURCHASER

DATUK MOHD NADZMI BIN MOHD SALLEH
c/o Trisilco Folec Sdn Bhd
No. 36-1, Jalan PJU8/5B
Perdana Business Centre
Bandar Damansara Perdana
47820 Petaling Jaya
Selangor Darul Ehsan
Facsimile Number: (603) 7722 2826

6.2	Time of service

A notice sent:-

6.2.1

by facsimile (and confirmed by the delivery of a copy thereof by hand or commercial courier or ordinary or registered post) shall be deemed to have been served and received upon completion of the effective transmission of such notice and a written record of the transmission is printed out from the sender’s facsimile machine;

6.2.2	by ordinary or registered post within Malaysia shall be deemed to have been served and received on the 3rd(Third) day occurring after the date on which it is posted;

6.2.3	by an ordinary or registered post outside Malaysia shall be deemed to have been served and received on the 10th(Tenth) day occurring after the date on which it is posted; and

6.2.4	by hand or commercial courier shall be deemed to have been served at the time of delivery of the notice.

7.	COSTS

7.1	Solicitors costs

Each Party shall bear its own solicitors’costs of and incidental to this Agreement.

7.2	Stamp duty on purchase of Sale Shares

As the intended purchaser hereunder of the Sale Shares, the PURCHASER shall bear the stamp duty chargeable on this Agreement and his acquisition of the Sale Shares (if any) and all other relevant documents incidental to this Agreement and, if relevant, any penalties for late stamping.

8.	TIME

Time wherever mentioned shall be of the essence of this Agreement.

9.	AUTHORITY TO EXECUTE AGREEMENT

Each of the Parties warrants to the other Party:-

9.1	that it/he has the power, authority and capacity to enter into and to execute and deliver this Agreement and to carry the terms hereof into effect; and

9.2	that its/his agreements and undertakings as contained in this Agreement constitute legal, valid and binding obligations on it/him in accordance with the provisions herein.

10.	GOVERNING LAW &JURISDICTION

This Agreement is governed by the laws of Malaysia and subject to Clause 11, the Parties submit themselves and their assets to the non-exclusive jurisdiction of the courts in Malaysia.

11.	ARBITRATION

11.1	Reference to Arbitration

Any dispute or difference which may arise between the Parties at any time hereafter whether during the continuance in force of this Agreement or upon or after its termination, touching any matter or thing herein contained or the operation or construction of this Agreement or any matter or thing in any way connected with, arising from or in relation to this Agreement or the rights, duties, liabilities of the Parties hereunder shall be finally settled by arbitration in accordance with the United Nations Commission on International Trade Law Arbitration Rules 1976.

11.2	Arbitral Proceedings

A reference to arbitration shall be to 3 (Three) arbitrators. The arbitration shall be held in Provo, Utah, United States of America and the language to be used in the arbitral proceedings shall be English.

11.3	Interim remedies

Pending the establishment of the arbitral tribunal, the Parties may apply to the courts in Malaysia (which shall be a non-exclusive jurisdiction) for the grant of interim injunctions and orders for the protection and preservation of property subject of or relating to this Agreement.

12.	NO WAIVER

     Knowledge or acquiescence by any Party of or in any breach of any of the terms, conditions or covenants herein contained shall not operate as or be deemed to be a waiver of such terms, conditions or covenants or any of them and notwithstanding such knowledge or acquiescence, such Party shall be entitled to exercise such Party’s rights under this Agreement and to require strict performance by the other Parties of the terms, conditions and covenants herein.

13.	AMENDMENTS

     Any amendment or alteration to or modification of any part of this Agreement shall be conferred upon and determined in writing by mutual consultation between the Parties.

14.	SEVERABILITY

     Any Any term, condition, stipulation, provision, covenant or undertaking in this Agreement which is illegal, void, prohibited or unenforceable shall be ineffective to the extent of such illegality, voidness, prohibitions or unenforceability without invalidating the remaining provisions hereof, and any such illegality, voidness, prohibition or unenforceability shall not invalidate or render illegal, void or unenforceable any other term, condition stipulation, provision, covenant or undertaking herein contained.

15.	ENTIRETY OF AGREEMENT

     This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations and understandings whether written or oral between the Parties with respect to the subject matter hereof.

16.	NON-ASSIGNABILITY

     No Party shall be entitled to assign such Party’s rights and/or obligations hereunder without the prior written consent of the other Party.

17.	SUCCESSORS-IN-TITLE

     This Agreement shall be binding on the successors-in-title and permitted assigns of the VENDOR and the heirs, personal representatives and permitted assigns of the PURCHASER.

18.	COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the Parties may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF the Parties (by their respective representative duly authorised) have hereunto executed this Agreement the day and year first above written to be effective as of 28th day of September 2001.

SIGNED BY	)

for and on behalf of	)
NU SKIN ENTERPRISES, INC	)
the VENDOR aforesaid	)
in the presence of:-)
/s/ Corey B. Lindley Corey B. Lindley

Signature of witness
Name:
Passport No:

SIGNED BY	)
DATUK MOHD NADZMI	)
BIN MOHD SALLEH	)
the PURCHASER aforesaid	)
in the presence of:-)
/s/Datuk Mohd Nadzmi Bin Mohd Salleh Datuk Mohd Nadzmi Bin Mohd Salleh

Signature of witness
Name:
Passport No: